EXHIBIT 99.1
For Immediate Release

Contacts:
Maili Bergman                                   Mike Overby
Director of Investor Relations                  Chief Financial Officer
408.434.5158 (voice)                            408.434.5112 (voice)
408.434.5005 (fax)                              408.434.5005 (fax)
maili.bergman@adept.com                         mike.overby@adept.com


ADEPT TECHNOLOGY REPORTS 16% INCREASE IN REVENUE OVER SAME QUARTER OF PRIOR YEAR

(SAN JOSE, CA) January 24, 2001--Adept Technology, Inc. (Nasdaq/NMS: ADTK), a leading manufacturer of flexible automation for the telecommunications, fiber optic and semiconductor industries, today reported financial results for its second quarter ended December 30, 2000. Net revenues for the quarter ended December 30, 2000 were $28.0 million, an increase of 16% over net revenues of $24.3 million for the quarter ended January 1, 2000. Gross margin for the quarter was 45.5% versus 43.5% in the same quarter a year ago. Operating expenses for the quarter were $13.4 million, compared to $10.5 million in same quarter ended January 1, 2000, resulting in an operating loss for the quarter ended December 30, 2000 of $0.6 million, before amortization expense of $1.5 million, as compared to operating income of $50,000 for the quarter ended January 1, 2000.

For the six months ended December 30, 2000, Adept reported revenues of $55.7 million compared with revenues of $44.9 million for the same period in the previous year, an increase of 24%. Gross margin for the first half of fiscal 2001 was 46.0% versus 41.1% in the first half of fiscal 2000. Operating expenses for the six months ended December 30, 2000 were $26.1 million compared to $22.2 million in operating expenses for the six months ended January 1, 2000. For the first six months of fiscal 200l we had operating losses of $0.5 million, before $2.9 million of amortization expense, as compared to operating losses of $3.8 million for the first six months of fiscal 2000.

Based on the Adept's current projections, which include goodwill amortization related to our acquisitions, we have chosen a conservative application of accounting rule "FAS 109 Accounting for Income Taxes" for the quarter and the remainder of fiscal 2001. Adept has recorded a deferred tax allowance of $385,000 in the current quarter and does not anticipate recording any tax benefit related to taxable losses in the remaining quarters of fiscal 2001. Including this deferred tax allowance, the company reports a net loss of $2.5 million, or $0.23 per fully diluted share, for the quarter ended December 30, 2000 and a net loss of $3.2 million, or $0.29 per fully diluted share, in the first six months of fiscal 2001. Had we recorded a tax benefit for our second quarter we would have reported net income, before goodwill amortization of $0.1 million, or $0.01 per fully diluted share, for the quarter ended December 30, 2000 and net income of $0.9 million, or a gain of $0.08 per share in the first six months of fiscal 2001.

For the last several quarters, we have indicated that operating expenses would likely increase as we invested in new product areas and added engineering personnel, materials and supplies and increased marketing expenses. Going forward, we expect operating expenses to continue to increase as we continue to invest in new product development opportunities and implement strategies to increase capacity.

All financial information presented includes the results for BYE/Oasis Engineering, Inc., which was acquired in July 1999 and was accounted for as a pooling of interests. The fourth quarter of fiscal 2000 and fiscal year 2000 results include the results of operations for two months of Pensar Tucson, Inc., which was acquired on April 28, 2000, and the results of operations for one month of NanoMotion, Incorporated, which was acquired on May 31, 2000. Adept completed the acquisition of HexaVision Technologies, Inc. on July 21, 2000. The Pensar, NanoMotion and HexaVision acquisitions were accounted for using the purchase method of accounting.

Brian R. Carlisle, Chairman and Chief Executive Officer of Adept noted, "Our product and capacity strategies mean that we will continue our high level of investment in growth opportunities. Although we expect accelerated revenue growth in the photonics area in the June and September quarters, this growth may be partially offset by some slowing in our base business. "

 "During the past quarter we have seen our acquisitions of Pensar, NanoMotion and HexaVision, begin to bear fruit as we introduce both components and platforms for the photonics market. We expect to continue shipping our NanoLine Fiber Optic Alignment stages and begin shipping our Standard Photonics Platforms, which are currently being previewed at Photonics West. We also expect to continue pursuing value-added initiatives with large component manufacturers to develop automated product and process technologies in the areas of epoxy and laser welding," said Carlisle.

Adept Technology designs, manufactures and markets factory automation components and systems for the fiber optic, telecommunications, semiconductor, automotive, food and durable goods industries throughout the world. Adept's robots, controllers, and software products are used for small parts assembly, material handling and ultra precision process applications. Our intelligent automation product lines include industrial robots, configurable linear modules, flexible feeders, semiconductor process components, nanopositioners, machine controllers for robot mechanisms and other flexible automation equipment, machine vision systems and software, application software, and simulation software. Founded in 1983, Adept is America's largest manufacturer of industrial robots. More information is available at www.adept.com.

INVESTOR CONFERENCE CALL

Brian Carlisle, Chairman and Chief Executive Officer; Mike Overby, Vice President and Chief Financial Officer; and John Dulchinos, Vice President Sales will host an investor conference call today, January 24, 2001 at 5:00p.m. Eastern Time to review the company's financials and operations for the second quarter of fiscal 2001. The call will include statements regarding the company's expectations regarding its financial performance in the third quarter of fiscal 2001. These statements will be forward-looking, and actual results may differ materially. The company intends to continue its practice of not updating forward-looking statements until its next quarter end for fiscal year 2001 results announcement. The call will be open to all interested investors through a live audio Web broadcast via the Internet at www.streetevents.com or may be accessed through our website at www.adept.com. For those who are not available to listen to the live broadcast, the call will be archived at www.adept.com and www.streetevents.com. A telephonic playback of the conference call will also be available for 5 business days from 6:00p.m., Eastern Time, Wednesday, January 24, 2001 to 9:00pm., Eastern Time, Wednesday, January 31, 2001. Listeners should call 800.428.6051 and use Reservation No. 154235.

This press release contains certain forward-looking statements, including specifically statements made by our Chief Executive Officer and statements regarding expenses, revenue growth, future operating results and acquired entities, that involve a number of risks and uncertainties. The company's actual results could differ materially from those expressed in any of the above forward-looking statements for a variety of reasons, including: future economic, competitive and market conditions including those in Europe and Asia and those related to its strategic markets; the potential delays associated with the development and introduction of new products or software releases; the cyclicality of capital spending of the company's customers; the company's dependence on the continued growth of the intelligent automation market; the risks associated with sole or single sources of supply and lengthy procurement lead times; the company's highly competitive industry; rapid technological change within the company's industry; the lengthy sales cycles for the company's products; the timing of orders, cancellations by, and shipments to customers; the risks associated with reliance on systems integrators; the risks associated with international sales and purchases; the risks associated with potential acquisitions, including integration risks associated with our acquisition of BYE/Oasis, Pensar-Tucson, NanoMotion and HexaVision, unanticipated costs in connection with the acquisition or integration, loss of employees or other business disruptions, and the need to manage growth; the risks associated with new product development and the need to manage product transitions; the company's dependence on retention and attraction of key employees; the risks associated with product defects; the company's dependence on third-party relationships; the uncertainty of patent and proprietary technology protection and third party intellectual property claims; change in, or failure or inability to comply with government regulations; general economic and business conditions; the failure of any new products to be accepted in the marketplace; any decreased investment in robotics generally, and in the company's intelligent automation products particularly, as a result of general or specific economic conditions or conditions affecting any of the company's primary markets; or decreased acceptance of the company's current products in the marketplace.

For a discussion of other risk factors relating to Adept's business, see the company's Form 10Q for the quarter ended September 30, 2000, as well as the company's annual report on Form 10K for the fiscal year ended June 30, 1999, including the discussion in Management's Discussion and Analysis of Financial Condition and Results of Operations filed as an exhibit thereto, filed on September 28, 2000.

                                      # # #

                                                    ADEPT TECHNOLOGY, INC.
                                        CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                                          (unaudited)
                                             (In thousands, except per share data)

                                                                 Three months ended                   Six months ended
                                                           --------------------------------     -----------------------------
                                                            December 30,       January 1,         December 30,    January 1,
                                                                2000              2000              2000             2000
                                                           --------------    --------------     ------------    -------------

Net revenues                                               $      28,034     $      24,267      $    55,655     $     44,901
Cost of revenues                                                  15,282            13,710           30,065           26,457
                                                           --------------    --------------     ------------    -------------
Gross margin                                                      12,752            10,557           25,590           18,444
Operating expenses:
     Research, development and engineering                         5,008             3,116            9,874            6,575
     Selling, general and administrative                           8,371             7,391           16,207           14,648
     Merger-related expenses                                           -                 -                -              988
     Amortization of goodwill and other intangibles                1,518                 -            2,943                -
                                                           --------------    --------------     ------------    -------------
Total operating expenses                                          14,897            10,507           29,024           22,211
                                                           --------------    --------------     ------------    -------------

Operating income (loss)                                           (2,145)               50           (3,434)          (3,767)

Interest income, net                                                  66               242              255              551
                                                           --------------    --------------     ------------    -------------

Income (loss) before income taxes                                 (2,079)              292           (3,179)          (3,216)

Provision (benefit) for income taxes                                 385               117                -             (945)
                                                           --------------    --------------     ------------    -------------

Net income (loss)                                          $      (2,464)    $         175      $    (3,179)    $     (2,271)
                                                           ==============    ==============     ============    =============


Net income (loss) per share:

     Basic                                                 $       (0.23)    $       0.02       $     (0.29)    $      (0.24)
                                                           ==============    ==============     ============    =============

     Diluted                                               $       (0.23)    $       0.02       $     (0.29)    $      (0.24)
                                                           ==============    ==============     ============    =============

Number of shares used in computing
     per share amounts:

     Basic                                                        10,886             9,583           10,820            9,537
                                                           ==============    ==============     ============    =============

     Diluted                                                      10,886             9,752           10,820            9,537
                                                           ==============    ==============     ============    =============

                                                                                       December 30,              June 30,
                                                                                           2000                    2000
                                                                                      -------------            ------------

ASSETS

Current assets:
      Cash, cash equivalents and short term investments                                   $  5,852                $ 20,437
      Accounts receivable, less allowance for doubtful accounts of
           $646 at December 30, 2000 and $637 at June 30, 2000                              25,288                  25,527
      Inventories                                                                           20,010                  15,153
      Deferred tax assets and prepaid expenses                                               8,067                   7,049
                                                                                          --------                --------

                Total current assets                                                        59,217                  68,166

Property and equipment at cost                                                              31,176                  25,675
Less accumulated depreciation and amortization                                              22,059                  20,092
                                                                                          --------                --------
Net property and equipment                                                                   9,117                   5,583

Goodwill and other intangibles, net                                                         20,144                  16,963
Other assets                                                                                 5,559                   2,811
                                                                                          --------                --------

                Total assets                                                              $ 94,037                $ 93,523
                                                                                          ========                ========


LIABILITIES AND SHAREHOLDERS' EQUITY

 Current liabilities:
      Accounts payable                                                                    $ 13,006                $ 10,841
      Other accrued liabilities                                                              9,842                  10,732
                                                                                          --------                --------

                Total current liabilities                                                   22,848                  21,573

Commitments and contingencies

 Long term liabilities:
      Deferred income tax                                                                    1,388                   1,222

Total shareholders' equity                                                                  69,801                  70,728
                                                                                          --------                --------

                Total liabilities and shareholders' equity                                $ 94,037                $ 93,523
                                                                                          ========                ========